UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 26, 2010

BRAND NEUE CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53318	98-0560939
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 S.E. Executive Drive, Suite 13 Bentonville, Arkansas	72712
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (479) 845-0109

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1-Registrant’s Business and Operations

Item 1.01       Entry into a Material Definitive Agreement.

On January 22, 2010, Brand Neue Corp. (the “Company”) entered into a Sales Agency and Distribution Agreement (the “Agreement”) with Ryanstar Products, LLC (“Ryanstar”). Under the terms of the Agreement, Ryanstar appointed the Company as its exclusive marketing, sales and distribution agent under certain distribution agreements.  The list of such agreements may be amended or supplemented from time to time upon the mutual agreement of both parties.  The President and significant shareholder of Ryanstar is John J. Ryan III, the President of the Company.  The initial distribution agreements being assigned under the Agreement are described further on the press release attached hereto as Exhibit 99.1.

The Agreement is attached to this report as Exhibit 10.1 and the terms and conditions incorporated herein. The foregoing statement is not intended to be a complete description of all terms and conditions.

Section 9-Financial Statements and Exhibits

Item 9.01       Financial Statements and Exhibits

(d) Exhibits.

Exhibit
No.	Description
10.1 99.1	Sales Agency and Distribution Agreement Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAND NEUE CORP.

Date: January 26, 2010	By:	/s/ Adi Muljo
Adi Muljo
Chief Executive Officer
(Duly Authorized Officer)